TELEHUBLINK CORPORATION

                              EMPLOYMENT AGREEMENT

This employment Agreement is between TeleHubLink Corporation, a Delaware corporation (THLC or the "Company") and David Katz (the "Employee").

     1) For good and valuable consideration, the Company employs the Employee on the following terms and conditions.

     2) Date of Employment Agreement: Subject to the provisions for termination set forth below, this Agreement will begin March 10, 2000.

     3) Salary: The Company shall pay Employee a salary of $125,000.00 (US$) per year, for the services of the Employee, payable in equal monthly amounts at regular payroll periods, no less frequently than once per calendar month.

     4) Other Compensation (US$): The Company shall pay Employee a one time "sign-on" bonus of $25,000, payable on March 10, 2000.

          Bonus: The Employee will be eligible to earn a bonus of up to $50,000.00 based upon meeting certain agreed milestones defined in Attachment "A" Section One.

          Stock Options: The Company shall grant the Employee a total of 150,000 shares at the "strike price" of the market price of the stock on the date of signature of this agreement ("Date of Grant"). These shares vest one-third on the first six month anniversary of the "Date of Grant", one-third upon the second year anniversary and one-third upon the third anniversary of the "Date of Grant". The employee must be in the employment of the Company at the date of the vesting anniversary for these shares to vest. The said options have an expiration of five years from the "Date of Grant".

     5) Term: The term of this Agreement shall be for one (1) year and shall automatically renew for successive one (1) year periods unless either party gives the other written notice (90) days prior to the end of the original or any subsequent term. All terms are subject to the termination section of this agreement and shall commence on March 10, 2000, automatically renew as described above, or unless both parties mutually agree to extend this agreement or modify it in a manner, which is mutually acceptable to the parties.

     6) Duties and Position: The Company hires the Employees in the capacity General Manager, EC Assist, reporting directly to the President/CEO of the Company. In this capacity, the Employee's duties will consist mainly of establishing the Internet customer service division of THLC and bringing about a world-class business to the marketplace for THLC. The Employee's duties may be reasonably modified at the Company's direction from time to time.

     7) Employees to Devote Full Time to Company: The Employee will devote substantially all working time, attention, and energies to the business of the Company and during this employment, will not engage in any other business activity except as provided herein, regardless of whether such activity is pursued for profit, gain or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

     8) Confidentiality of Proprietary Information: Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company



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     shall be entitled to an injunction restraining the Employee from disclosing
     it. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

9) Reimbursement of Expenses: The Employee may incur reasonable company expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items, subject to company policy. The Company shall promptly reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy. The company will provide a cellular phone service and re-imburse employee for related company expenses.

10) Vacation: The Employee shall be entitled to a yearly vacation of two weeks at full pay and benefits.

11) Termination of Agreement: Without cause, the Company may terminate this agreement at any time upon 60 days' written notice to the Employee after the initial size months of employment. If the Company terminates the Employee for any reason other than cause, the Company will pay a severance amount equal to three months of the Employee's base pay less taxes and social security required to be withheld, such sum to be paid on the date of termination. The Company shall pay such severance amount in addition to all sums due to the Employee hereunder for the time between such notice of termination and the termination date specified in such notice. If the Company requests, the Employee will continue to perform his duties and be paid his regular salary up to the date of termination. In addition, the Company will pay the Employee on the date of termination all accrued compensation including any relevant bonuses accrued, less taxes and social security required to be withheld. Without cause, the Employee may terminate employment upon 60 days' written notice to the Company. Employee may be required to perform his duties and will be paid the regular salary to date of termination. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment upon 30 days' notice to the Employee should any of the following events occur:

     (a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or
     (b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or
     (c) The Company's decision to terminate its business and liquidate its assets;
     (d)  The merger or consolidation of the company with another company;
     (e)  Bankruptcy or Chapter 11 Reorganization;

     In the case of (a) through (e) above, or if the Employee shall die during the term of this Agreement, or if the Company terminates the Employee without cause, he would entitled to the termination benefit described in the termination section above and all stock options and all shares of the Company due or potentially due within the termination notice period to the Employee, shall immediately vest. Notwithstanding anything contained herein, in the event the Company terminates the Employee's employment upon 30 days notice, as provided herein, the first one-third of the stock options shall immediately vest, regardless of when the termination notice is received.

12) Death Benefit: Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

13) Restriction on Post Employment Compensation: For a period of six months after the end of employment, the Employee shall not control, consult to or be employed by any business competitive to that conducted by the Company.

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14)  Assistance in Litigation;  Employee shall upon reasonable  notice,  furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

15) Effect of Prior Agreements: This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

16) Settlement by Arbitration: Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

17) Limited Effect of Waiver by Company: Should Company waive breach of any provision of this Agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

18) Severability: If, for any reason, any provision of this Agreement is held invalid, all other provisions of this Agreement shall remain in effect. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this Agreement had not been executed.

19)  Assumption  of  Agreement  by  Company's  Successors  and  Assignees:   The
     Company's rights and obligations under this Agreement will inure to the benefit and be binding upon the Company's successors and assignees.

20) Oral Modifications Not Binding: This instrument is the entire agreement of the Company and the Employee. Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed as of the 27th day of February 2000.

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Company                                            Employee

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TELEHUBLINK CORPORATION (THLC)

Supplemental Attachment "A" to Employment Contract

David Katz Bonus Objectives:

To Be Defined

The intent of this bonus is to provide incentives that accelerate and insure the successful economic viability of EC Assist and reduce the "time-to-market" availability of the service product that generates revenue for THLC,


Bruce Young                                  David Katz (Employee)
President/CEO
THLC

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